SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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PUTNAM INVESTMENT FUNDS

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The proxy statement

PUTNAM RESEARCH FUND

This proxy statement can help you decide how you want to vote on important issues relating to your Putnam fund. When you complete and sign your proxy ballot, the Trustees of the fund will vote on your behalf exactly as you have indicated. If you simply sign the proxy ballot, it will be voted in accordance with the Trustees’ recommendation on page of the proxy statement.

Please take a few moments and decide how you want to vote. When shareholders don’t return their proxies in sufficient numbers, follow-up solicitations are required, which cost your fund money.

You can vote by returning your proxy ballots in the envelope provided. Or you can call our toll-free number, or go to the Internet. See your proxy ballot for the phone number and Internet address. If you have proxy related questions, please call 1-800-780-7316 or contact your financial advisor.

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Table of contents

A Message from the Chairman		1
Notice of Shareholder Meeting		3
Trustees' Recommendations		[ ]

Proposal 1	[ ]

Further Information About Voting and the Meeting [ ]
Fund Information	[ ]
Appendix A	[ ]
Appendix B	[ ]

PROXY CARD ENCLOSED

If you have any questions, please contact us at 1-800-780-7316 or call your financial advisor.

A Message from the Chairman

Dear Fellow Shareholder:

[photo of John A. Hill]

I am writing to ask for your vote on an important matter affecting your investment in the Putnam funds. While you are, of course, welcome to join us at your fund's meeting, most shareholders cast their vote by filling out and signing the enclosed proxy card(s) by calling or by voting via the Internet. We are asking for your vote on the following matter:

Amending your fund’s management contract to eliminate the incentive fee component of the fund’s management fee

Your fund’s Trustees recommend that you vote in favor of an amended management contract between your fund and Putnam Investment Management, LLC under which the fund would pay a management fee to Putnam solely on the basis of the average assets of the fund. Currently, the fund’s management fee structure includes both a base fee (based on the fund’s average assets) and an incentive, or “fulcrum” fee that adjusts the base fee upward or downward when the fund outperforms or underperforms, respectively, the benchmark S&P 500 Index over a defined 36-month period.

As described in the Proxy Statement, the base fee payable under the proposed amended management contract would be the same as that under the current management contract, but would not be subject to upward or downward adjustments based on the fund’s relative performance. The amended contract also provides for an 18-month transition period, during which the fund’s fee will be the lesser of this base fee and the fee that would have been calculated under the current contract. This transition period is intended to ensure that the fund’s management fees do not immediately rise following the adoption of the amended contract.

While the Trustees believe that the fund’s fulcrum fee provides additional incentives to Putnam Management to manage the fund so as to provide superior returns over time, the Trustees also believe that a simple assets-based fee structure is a more equitable fee to all shareholders regardless of when they purchased their shares. For example, since the incentive fee is calculated based on historical performance, there may be occasions when the fund is paying a higher management fee even when the fund has recently underperformed its benchmark. Similarly, investors may be attracted to the fund in periods of outperformance, but if the fund thereafter performs poorly the fund’s management fee may remain higher for a lengthy period.

In addition, your fund’s incentive fee is unique among the fee structure for the Putnam Funds and is relatively uncommon among other broker-sold mutual funds. Your fund’s Trustees believe that incentive fees like the fund’s are more difficult to administer and explain to financial advisors and shareholders. Accordingly, the Trustees recommend that shareholders vote to approve the proposed amended management contract.

I’m sure that you, like most people, lead a busy life and are tempted to put this proxy aside for another day. Please don’t. When shareholders do not vote their proxies, their fund may have to incur the expense of follow-up solicitations. All shareholders benefit from the speedy return of proxies.

Your vote is important to us. We appreciate the time and consideration I am sure you will give these important matters. If you have questions about this proposal, please call a Putnam customer services representative at 1-800-780-7316 or contact your financial advisor.

Sincerely yours,

/s/ John A. Hill
----------------------
John A. Hill, Chairman

PUTNAM RESEARCH FUND

Notice of a Meeting of Shareholders

This is the formal agenda for your fund's shareholder meeting. It tells you what proposals will be voted on and the time and place of the meeting, in the event you attend in person.

To the Shareholders of Putnam Research Fund:

A Meeting of Shareholders of your fund will be held on December 14, 2006 at 11:00 a.m., Boston time, at the principal offices of the fund on the 12th floor of One Post Office Square, Boston, Massachusetts 02109, to consider the following:

1. Proposal to amend the fund’s management contract to eliminate the incentive fee component of the management fee payable to Putnam Investment Management, LLC

By Judith Cohen, Clerk, on behalf of the Trustees of Putnam Investment Funds:
John A. Hill, Chairman
Jameson A. Baxter, Vice Chairman
George Putnam, III, President

Charles B. Curtis
Myra R. Drucker
Charles E. Haldeman, Jr.
Paul L. Joskow
Elizabeth T. Kennan
Kenneth R. Leibler
Robert E. Patterson
W. Thomas Stephens
Richard B. Worley

We urge you to mark, sign, date, and mail the enclosed proxy in the postage-paid envelope provided or record your voting instructions by telephone or via the Internet so that you will be represented at the meeting.

November 6, 2006

Proxy Statement

This document will give you the information you need to vote on the proposal. Much of the information is required under rules of the Securities and Exchange Commission ("SEC"); some of it is technical. If there is anything you don't understand, please contact us at our toll-free number, 1-800-225-1581, or call your financial advisor.

Who is asking for your vote?

The enclosed proxy is solicited by the Trustees of Putnam Investment Funds for use at the Meeting of Shareholders of Putnam Research Fund to be held on December 14, 2006, and, if your fund's meeting is adjourned, at any later meetings, for the purposes stated in the Notice of Meeting (see page___). The Notice of Meeting, the proxy and the Proxy Statement are being mailed on or about November 6, 2006.

How do your fund's Trustees recommend that shareholders vote on this proposal?

The Trustees recommend that you vote

1. FOR the proposal to amend the fund’s management contract to eliminate the incentive fee component of the fund’s management fee payable to Putnam Investment Management, LLC

Who is eligible to vote?

Shareholders of record at the close of business on October 16, 2006 are entitled to be present and to vote at the meeting or any adjourned meeting.

Each share is entitled to one vote. Shares represented by your duly executed proxy will be voted in accordance with your instructions. If you sign the proxy card, but don't fill in a vote, your shares will be voted in accordance with the Trustees' recommendations. If any other business is brought before your fund's meeting, your shares will be voted at the discretion of the persons designated on the proxy card.

The Proposal

1. A PROPOSAL TO AMEND THE FUND’S MANAGEMENT CONTRACT TO ELIMINATE INCENTIVE FEES

What is this proposal?

The Trustees recommend that shareholders approve an amendment to your fund’s management contract with Putnam Investment Management, LLC (“Putnam Management”) to remove the current incentive fee component from the management fee payable to Putnam Management. If the proposed management contract is approved, the fund, following a transition period described below, would pay Putnam Management a management fee based solely on the fund’s assets, without upward or downward adjustments based on the fund’s performance. The fund would pay management fees solely on the basis of the fund’s assets according to the same fee schedule as applies under the current management contract.

How are management fees currently calculated?

Current Management Contract. Under the fund’s current management contract, the fund is required to pay Putnam Management a quarterly fee (following the end of each fiscal quarter) that consists of an assets-based component and an incentive component. The base fee is calculated as follows:

0.65% of the first $500 million of the fund’s average net asset value;
0.55% of the next $500 million of such average net asset value;
0.50% of the next $500 million of such average net asset value; and
0.45% of the next $5 billion of such average net asset value;

with additional breakpoints at higher asset levels. (For the complete fee schedule, refer to Appendix A.)

The current contract includes an incentive fee component under which the quarterly base fee will be increased or decreased by 0.01% of the fund’s average net asset value (measured over the applicable fiscal quarter) for each full 1% increment in excess of 3% by which the fund outperforms or underperforms the S&P 500 Index over the 36-month period ending at the end of the previous calendar quarter. In other words, if the fund’s returns are within 3% of the index returns, no adjustment is made. The maximum upward or downward adjustment to the base fee is 0.07% of average net assets. For example, if the fund’s base fee rate was 0.65% of average net asset value, and if the fund outperformed the S&P 500 Index by 10% over the measurement period, the total fee for the applicable quarter would be 0.72% of average net asset value (representing the maximum 0.07% upward adjustment to the 0.65% base fee).

Fees are paid following the end of each fiscal quarter (i.e., October 31, January 31, April 30 and July 31).

This arrangement is referred to below as the “Contractual Fee.”

Interim Adjusted Calculation Method. On September 7, 2006, the Securities and Exchange Commission issued an order pursuant to an agreement with Putnam Management settling charges that the structure of the fund’s management fee, in particular the incentive fee component, did not fully comply with applicable SEC regulations concerning performance fees. Since September 2004, when the SEC Staff contacted Putnam Management to express its view that the incentive fee component of the fund’s management fee did not fully comply with the SEC’s rules, the fund has been accruing the management fee under an adjusted structure.

Under this adjusted structure (which reflects modifications implemented in October 2006), the base fee for a given period will equal the lesser of the following amounts:

· The applicable percentage (using the fee schedule described above) of the fund’s average assets as of the end of the most recent fiscal quarter; and

· The applicable percentage (using the fee schedule described above) of the average net assets over the most recently completed calendar quarter.

Under the adjusted structure, the incentive fee adjustment equals the amount that results in the greatest negative adjustment to the base fee, as described below:

· The amount calculated as part of the Contractual Fee; and

· The amount obtained by applying the upward or downward rate adjustment to the fund’s average net assets over the 36-month measurement period

This arrangement is referred to below as the “Adjusted Fee.”

In connection with the SEC’s inquiry, Putnam Management reimbursed the fund $1,650,602 as a fee adjustment (including interest) retroactive to April 1, 1997, the date the Contractual Fee was put into effect.

Additional terms of your fund’s current management contract and the sub-management contract with Putnam Management’s affiliate, Putnam Investments Limited, with respect to your fund are summarized in Appendix A below. These additional terms, including the complete breakpoint schedule, which are unrelated to the proposed amendment, will remain unchanged.

How would the proposal change the calculation of management fees?

General. If the proposed management contract is approved, the fund will pay Putnam Management a quarterly fee consisting solely of the base fee included in the current management contract, with the fee rate declining at the breakpoints indicated in the schedule above. This fee is referred to below as the “Proposed Fee.” (For the complete breakpoint schedule, see Appendix A.)

Transition calculation. In accordance with applicable SEC guidance, the proposed management contract provides that, for the first 18 months after its effective date, the fund’s management fee will be the lesser of (i) the Proposed Fee and (ii) the fee that the fund would have paid under the current management contract (including the present interim adjusted fee arrangement described above). During the transition period, the fund’s management fee may be adjusted downward in respect of underperformance, but will not be adjusted upward in respect of outperformance. This transition period is intended to prevent the fund from being charged high management fees immediately following the adoption of the proposed amended contract. This arrangement is referred to below as the “Transition Fee.” Following this 18-month transition period, the base fee will apply without adjustment.

What are the potential costs and risks of the proposed management fee?

Although your fund’s Trustees believe that amending the fund’s management fee to remove the incentive fee component is in the best interest of the fund’s shareholders (as discussed below), you should be aware of the effects the proposed change may have on the fund’s management fees. The tables below help to illustrate the implications.

The table below sets out the aggregate amount of Putnam Management’s fees for the fund’s last completed fiscal year (i.e., the Adjusted Fee), the amount the fees would have been over the same period had the Proposed Fee (excluding the Transition Fee) been in place during that year, and the difference between the two (expressed as a percentage of the actual fees paid over the period):

Fiscal year ended July 31, 2006

Actual fees paid (the Adjusted Fee)*	$5,279,343
Pro forma Proposed Fee payable	$5,932,469
Difference	12.37%

*Reflects incentive fee adjustments based on actual returns relative to the S&P 500 Index. Does not reflect adjustments to accrued fees made after fiscal year-end with respect to the calendar quarter ended September 30, 2006. Had the maximum upward adjustment or the maximum downward adjustment been applied, the Adjusted Fee would have been $6,621,761 and $4,930,913, respectively. Amount shown for Adjusted Fee excludes the amount of reimbursements made to the fund by Putnam Management representing retroactive adjustments to the management fee.

Had the Contractual Fee, rather than the Adjusted Fee, been in effect during the fund’s last fiscal year, the fund’s management fees for that period would have amounted to $5,604,649.

As the table above indicates, because the incentive fee component of the Contractual Fee and the Adjusted Fee reduce the fund’s management fee in periods when the fund’s returns lag those of its benchmark, as they did in the most recent fiscal year, the removal of the incentive fee could mean that if your fund’s returns lag in future periods, the Proposed Fee would be greater than the Adjusted Fee would have been. The worse the fund’s relative returns, the greater the potential increase in the disparity between these fees could be. Of course, if in future periods the fund outperforms its benchmark the management fee payable by the fund will be less than the Contractual Fee or the Adjusted Fee. While no increase in management fees can occur during the 18-month transition period following the adoption of the amended contract, it is not possible to predict whether, over long periods of time, the fund’s management fees will be higher or lower than under the current arrangement.

Putnam Management has assured your fund’s Trustees that the removal of the incentive fee would have no practical impact on Putnam Management’s management of the portfolio. However, the removal of the incentive fee could have the effect of reducing incentives for Putnam Management to manage your fund’s portfolio so as to maximize the fund’s performance relative to its benchmark index. Under the Contractual Fee and the Adjusted Fee, Putnam Management is penalized for underperformance and rewarded for outperformance.

The following tables set out the expenses of each class of the fund’s shares expressed as a percentage of average annual assets: (a) based on actual expenses incurred during the fund’s last completed fiscal year, including the Adjusted Fee; and (b) on a pro-forma basis as though the Proposed Fee had been in place during that year.

Actual Annual Fund Operating Expenses

	Actual
	Management	Distribution (12b-1)	Other Expenses	Total Annual Fund Operating
	Fees	Fees	***	Expenses
	(Adjusted Fee)*			***

Class A	0.53%	0.25%	0.39%	1.17%
Class B	0.53%	1.00%	0.39%	1.92%
Class C	0.53%	1.00%	0.39%	1.92%
Class M	0.53%	0.75%	0.39%	1.67%
Class R	0.53%	0.50%	0.39%	1.42%
Class Y	0.53%	N/A	0.39%	0.92%

Pro Forma Annual Fund Operating Expenses

	Pro Forma
	Management	Distribution (12b-1)	Other Expenses	Total Annual Fund Operating
	Fees*	Fees	***	Expenses
	(Proposed Fee)			***

Class A	0.60%	0.25%	0.39%	1.24%
Class B	0.60%	1.00	0.39%	1.99%
Class C	0.60%	1.00	0.39%	1.99%
Class M	0.60%	0.75	0.39%	1.74%
Class R	0.60%	0.50	0.39%	1.49%
Class Y	0.60%	N/A	0.39%	0.99%

*Excludes applicable sales charges and redemption fees.

** Excludes amount of reimbursements made to the fund by Putnam Management representing retroactive adjustments to the management fee.

***Actual other expenses and total annual fund operating expenses were lower due to a one-time expense reimbursement from Putnam Investments relating to the calculation of certain amounts paid by the fund to Putnam in previous years for transfer agent services.

Example

The following table shows the expenses a shareholder would pay on an investment of $10,000, assuming a 5% annual return, on an actual basis and on a pro forma basis as if the proposed amendment had been in effect during the fund’s last completed fiscal year (but not reflecting the Transition Fee). The example assumes that annual expenses remain the same and that all dividends and distributions are reinvested at net asset value. For class B shares and class C shares, both sets of expenses are shown twice, in the first case assuming redemption of the full $10,000 investment at the end of each period (to reflect the impact of contingent deferred sales charges) and in the second case assuming no redemptions. This example should not be considered a representation of future expenses, and actual expenses may be greater or less than shown.

	1 year	3 years	5 years	10 years
Class A
Actual (Adjusted Fee)	$638	$877	$1,135	$1,871
Pro Forma (Proposed Fee)	$645	$898	$1,170	$1,946
Class B
Actual (Adjusted Fee)	$695	$903	$1,237	$2,048*
Pro Forma (Proposed Fee)	$702	$924	$1,273	$2,123*
Class B (no redemption)
Actual (Adjusted Fee)	$195	$603	$1,037	$2,048*
Pro Forma (Proposed Fee)	$202	$624	$1,073	$2,123*
Class C
Actual (Adjusted Fee)	$295	$603	$1,037	$2,243
Pro Forma (Proposed Fee)	$302	$624	$1,073	$2,317
Class C (no redemption)
Actual (Adjusted Fee)	$195	$603	$1,037	$2,243
Pro Forma (Proposed Fee)	$202	$624	$1,073	$2,317
Class M
Actual (Adjusted Fee)	$489	$834	$1,203	$2,237
Pro Forma (Proposed Fee)	$496	$855	$1,238	$2,310
Class R
Actual (Adjusted Fee)	$145	$449	$776	$,702
Pro Forma (Proposed Fee)	$152	$471	$813	$1,779
Class Y
Actual (Adjusted Fee)	$94	$293	$509	$1,131
Pro Forma (Proposed Fee)	$101	$315	$547	$1,213

*Reflects conversion of class B shares to class A shares, which pay lower 12b-1 fees. Conversion occurs eight years after purchase.

What did the Trustees consider in evaluating the proposal?

The Trustees, including a majority of the Trustees who are not “interested persons” of your fund or Putnam Management (the “Independent Trustees”), have concluded that it would be in the best interest of your fund and its shareholders to pay management fees to Putnam Management based on the fund’s asset size, unadjusted for incentive fees.

The Trustees noted that the proposed amendment would bring your fund’s management fee structure in line with that of all other Putnam open-end funds, none of which pays an incentive fee. Putnam Management advised the Trustees that a fee structure that does not include an incentive fee component is easier to present and explain to shareholders and financial advisors. The Trustees also considered competitor information provided by Putnam Management indicating that very few large-cap core equity funds, such as your fund, pay incentive fees, and that only a fraction of those funds are sold, like your fund, primarily by third-party broker-dealers.

Putnam Management also advised the Trustees that the complexities involved in an incentive fee for an open-end fund under the rules adopted by the SEC under the Investment Advisers Act of 1940 create unpredictable distinctions between shareholders who purchase or redeem fund shares in periods when the fund’s relative performance is positive and those who purchase or redeem in periods when the fund underperforms the benchmark. Since the measurement period for the incentive fee is a rolling 36-month period, if part or most of that period witnessed significant outperformance, a shareholder purchasing shares today might bear a higher management fee rate even if more recent fund performance has been worse. In addition, Putnam Management advised the Trustees that many investors tend to purchase shares of strong-performing funds and asset classes, and that as a result, shareholders may be more likely invest in your fund at times when the fund’s management fees have been adjusted upward, even if the fund’s investment strategies fall out of favor or the fund’s relative performance worsens soon afterward. Accordingly, Putnam Management advised the Trustees that a simple assets-based fee structure could, over the long term, be a more equitable fee to all shareholders regardless of when they purchased their shares and thus reduce the risk that the fees borne by shareholders do not correspond to the fund’s actual current performance.

The Trustees also reviewed information provided by Putnam Management about your fund’s historical management fees and pro-forma information, including the information provided above, about the potential impact of the proposed amended contract on the fees paid by the fund, including the risk that in some periods following the 18-month transition period the fund’s management fee might increase as a result of the elimination of the incentive fee structure.

In considering the proposed elimination of your fund’s incentive fee, the Trustees also considered Putnam Management’s recent settlement with the SEC of charges that the Contractual Fee did not fully comply with the rules adopted under the Investment Advisers Act of 1940.

In considering the changes to your fund’s management contract described in this Proposal and recommending that shareholders vote in favor, the Trustees referred in part to the factors that they had considered in June 2006 as part of their annual process to determine whether to approve the continuance of your fund’s management contract with Putnam Management. In this regard, the Trustees noted both the status of Putnam Management’s settlement discussions with the SEC regarding the fund’s management fee structure and the methodology used in calculating the Adjusted Fee.

The Trustees approved the proposed changes to your fund’s management contract at a meeting held on October 13, 2006. On September 15, 2006, the Trustees also approved the sub-management contract between Putnam Management and its affiliate, Putnam Investments Limited, with respect to your fund. As described in Appendix A, the sub-management contract provides for Putnam Management to pay Putnam Investments Limited a sub-management fee based on the net assets of your fund that are managed by Putnam Investments Limited, without incentive fee adjustments. This fee is paid by Putnam Management and not by your fund. Please see the discussion under the heading “The Fund’s Sub-Management Contract” in Appendix A below for additional information about your fund’s sub-management arrangements.

What are the Trustees recommending?

The Trustees unanimously recommend that shareholders approve an amendment to your fund’s management contract to remove the incentive fee component of the management fee structure.

What is the voting requirement for approving the proposal?

Approval of the proposed amendment to your fund’s management contract requires the affirmative vote of the lesser of (a) more than 50% of the outstanding shares of the fund, or (b) 67% or more of the shares of the fund present (in person or by proxy) at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.

Further Information About Voting and the Meeting

Quorum and Methods of Tabulation. Thirty-percent of the shares entitled to vote constitutes a quorum for the transaction of business with respect to any proposal at the meeting. Shares of all classes of the fund vote together as a single class. Votes cast by proxy or in person at the meeting will be counted by persons appointed by your fund as tellers for the meeting. The tellers will count the total number of votes cast "for" approval of a proposal for purposes of determining whether sufficient affirmative votes have been cast. Shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum.

Abstentions and broker non-votes have the effect of a negative vote on the proposal. Treating broker non-votes as negative votes may result in a proposal not being approved, even though the votes cast in favor would have been sufficient to approve the proposal if some or all of the broker non-votes had been withheld. In certain circumstances in which the fund has received sufficient votes to approve a matter being recommended for approval by the fund’s Trustees, the fund may request that brokers and nominees, in their discretion, withhold submission of broker non-votes in order to avoid the need for solicitation of additional votes in favor of the proposal. The fund may also request that selected brokers and nominees, in their discretion, submit broker non-votes, if doing so is necessary to obtain a quorum.

The documents that authorize Putnam Fiduciary Trust Company to act as Trustee for certain individual retirement accounts (including traditional, Roth and SEP IRA’s) provide that if an IRA account owner does not submit voting instructions for his or her shares, Putnam Fiduciary Trust Company shall vote such shares in the same proportions as other shareholders with similar accounts have submitted voting instructions for their shares. Shareholders should be aware that this practice, known as “echo-voting,” may have the effect of increasing the number of shares voted in favor of Proposal 1 (and thereby possibly increasing the likelihood that Proposal 1 will be approved), and that Putnam Fiduciary Trust Company, which is an affiliate of Putnam Management, may benefit indirectly from any increase in management fees paid by your fund to Putnam Management upon the approval of the proposed management contract.

Shareholders who object to any proposal in this Proxy Statement will not be entitled under Massachusetts law or the Agreement and Declaration of Trust of Putnam Investment Funds, of which your fund is a constituent series, to demand payment for, or an appraisal of, their shares.

Other business. The Trustees know of no matters other than those set forth herein to be brought before the meeting. If, however, any other matters properly come before the Meeting, proxies will be voted on such matters in accordance with the judgment of the persons named in the enclosed form of proxy.

Solicitation of proxies. In addition to soliciting proxies by mail, Trustees of your fund and employees of Putnam Management, Putnam Fiduciary Trust Company and Putnam Retail Management may solicit proxies in person or by telephone. Your fund may arrange to have a proxy solicitation firm call you to record your voting instructions by telephone. The procedures for voting proxies by telephone are designed to authenticate shareholders' identities, to allow them to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. Your fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, such votes would not be counted at the meeting. Your fund is unaware of any such challenge at this time. Shareholders would be called at the phone number Putnam Management has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The shareholders would then be given an opportunity to authorize the proxies to vote their shares at the meeting in accordance with their instructions. To ensure that the shareholders' instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

Shareholders have the opportunity to submit their voting instructions via the Internet by utilizing a program provided by a third party vendor hired by Putnam Management or by automated telephone service. The giving of a proxy will not affect your right to vote in person should you decide to attend the meeting. To use the Internet, please access the Internet address listed on your proxy card and follow the instructions on the internet site. To record your voting instructions via automated telephone service, use the toll-free number listed on your proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions, and to confirm that shareholders' instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholders.

Your fund's Trustees have adopted a general policy of maintaining confidentiality in the voting of proxies. Consistent with this policy, your fund may solicit proxies from shareholders who have not voted their shares or who have abstained from voting, including brokers and nominees.

Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses in soliciting instructions from their principals. Your fund has retained at its own expense The Altman Group, Inc., 60 East 42nd Street, Suite 405, New York, NY 10165, to aid in the solicitation of instructions for registered and nominee accounts, for a fee not to exceed $5,000.00. The expenses of the preparation of proxy statements and related materials, including printing and delivery costs, are borne by your fund.

Revocation of proxies. Proxies, including proxies given by telephone or over the Internet, may be revoked at any time before they are voted either (i) by a written revocation received by the Clerk of your fund, (ii) by properly executing a later-dated proxy, (iii) by recording later-dated voting instructions via the Internet, (iv) in the case of brokers and nominees, by submitting written instructions to your fund’s solicitation agent or the applicable record shareholder or (v) by attending the meeting and voting in person.

Date for receipt of shareholders’ proposals for subsequent meetings of shareholders.

Your fund does not regularly hold annual shareholder meetings, but may from time to time schedule special meetings. In addition, you fund has voluntarily undertaken to hold shareholder meetings at least every five years for the purpose of electing your fund’s Trustees; the last such meeting was held in 2004. In accordance with the regulations of the SEC, in order to be eligible for inclusion in the fund’s proxy statement for such a meeting, a shareholder proposal must be received a reasonable time before the fund prints and mails its proxy statement.

The Board Policy and Nominating Committee of the Board of Trustees, which consists of Independent Trustees only, will also consider nominees recommended by shareholders of the fund to serve as Trustees. A shareholder must submit the names of any such nominees in writing to the fund, to the attention of the Clerk, at the address of the principal offices of the fund.

If a shareholder who wishes to present a proposal at a special shareholder meeting fails to notify the fund within a reasonable time before the fund mails its proxy statement, the persons named as proxies will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. All shareholder proposals must also comply with other requirements of the SEC’s rules and the Agreement and Declaration of Trust of Putnam Investment Funds, of which your fund is a constituent series.

Adjournment. If sufficient votes in favor of any of the proposals set forth in the Notice of a of Meeting of Shareholders are not received by the time scheduled for the meeting or if the quorum required for the proposal has not been met, the persons named as proxies may propose adjournments of the meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of adjournment those proxies that they are entitled to vote in favor of the proposals. They will vote against any such adjournment those proxies required to be voted against the proposals. Your fund pays the costs of any additional solicitation and of any adjourned session. Any proposals for which sufficient favorable votes have been received by the time of the meeting may be acted upon and considered final regardless of whether the meeting is adjourned to permit additional solicitation with respect to any other proposal.

Duplicate mailings. As permitted by SEC rules, Putnam’s policy is to send a single copy of the proxy statement to shareholders who share the same last name and address, unless a shareholder previously has requested otherwise. Separate proxy ballots will be included with the proxy statement for each account registered at that address. If you would prefer to receive your own copy of the proxy statement, or any annual or semi-annual shareholder report, please contact Putnam Investor Services by phone at 1-800-225-1581 or by mail at P.O. Box 41203, Providence, Rhode Island 02940-1203.

Financial information. Your fund will furnish to you, upon request and without charge, a copy of the fund's annual report for its most recent fiscal year, and a copy of its semiannual report for any subsequent semiannual period. You may direct such requests to Putnam Investor Services, P.O. Box 41203, Providence, RI 02940-1203 or 1-800-225-1581.

Fund Information

Putnam Investments. Putnam Investment Management, LLC, your fund's investment manager and administrator, is a subsidiary of Putnam, LLC (Putnam Investments). Putnam Investments is a wholly-owned subsidiary of Putnam Investments Trust, a holding company that, except for a minority stake owned by employees, is in turn owned by Marsh & McLennan Companies, Inc., a leading professional services firm that includes risk and insurance services, investment management and consulting businesses.

The address of each of Putnam Investments Trust, Putnam Investments and Putnam Investment Management, LLC, is One Post Office Square, Boston, Massachusetts 02109. The address of the executive offices of Marsh & McLennan Companies, Inc. is 1166 Avenue of the Americas, New York, New York 10036. Charles E. Haldeman, Jr. is the President and Chief Executive Officer of Putnam Investments. His address is One Post Office Square, Boston, MA 02109.

Mr. Haldeman is a stockholder of Putnam Investments Trust. On March 15, 2005, Putnam Investments Trust granted Mr. Haldeman 210,635 shares of Class B Common Stock pursuant to the Putnam Investments Trust Equity Partnership Plan. With respect to this grant, Mr. Haldeman’s shares vest over a four-year period, with 25% of the shares vesting on each anniversary of the grant, although vesting may be accelerated under certain circumstances if Mr. Haldeman’s employment with Putnam terminates. On September 29, 2005, Mr. Haldeman participated in the Putnam Option Exchange Program in which holders of eligible options to purchase Class B Common Stock were permitted to elect to exchange their options for restricted shares of Class B Common Stock with a value equal to the value of the exchanged options. Mr. Haldeman was granted 14,226 restricted shares of Class B Common Stock in exchange for an option to purchase 99,200 shares of Class B Common Stock. On March 15, 2006, Putnam Investments Trust granted Mr. Haldeman 111,693 restricted shares of Class B Common Stock for his performance in 2005. With respect to such grant, Mr. Haldeman’s shares vest over a four-year period, with 25% of the shares vesting on each anniversary of the grant. On March 15, 2006, Mr. Haldeman received an additional grant of 314,136 restricted shares of Class B Common Stock and an option to purchase 510,638 shares as a special grant as a result of his employment contract with Marsh & McLennan Companies, Inc. With respect to each such grant, Mr. Haldeman’s shares vest 10%, 20%, 30% and 40% over the next 4 years, subject to acceleration provisions based on investment performance.

Putnam Investments Limited. Putnam Investments Limited, which has been retained by Putnam Investment Management, LLC as investment sub-manager with respect to a portion of your fund’s assets, is a subsidiary of The Putnam Advisory Company, LLC, which is owned by Putnam Advisory Company LP, a subsidiary of Putnam Investments.

Putnam Advisory Company LP’s general partner is Putnam Advisory Company GP, Inc. Putnam Advisory Company GP, Inc. is a wholly-owned subsidiary of Putnam Investments, which is also the sole limited partner of Putnam Advisory Company LP.

The address of Putnam Investments Limited is Cassini House, 57-59 St. James’s Street, London, England, SW1A 1LD. The address of each of The Putnam Advisory Company, LLC, Putnam Advisory Company LP, and Putnam Advisory Company GP, Inc. is One Post Office Square, Boston, Massachusetts 02109.

Putnam Fiduciary Trust Company. Putnam Fiduciary Trust Company, the fund’s investor servicing agent and custodian, is a subsidiary of Putnam Investments. Its address is One Post Office Square, Boston, Massachusetts 02109.

For its most recent fiscal year, the fund paid Putnam Fiduciary Trust Company aggregate fees of $3,443,347 for investor servicing and custody services, excluding custody credits and investor servicing credits:

Putnam Retail Management. Putnam Retail Management Limited Partnership, the fund’s principal underwriter (“PRM”), is a subsidiary of Putnam Investments. Putnam Retail Management GP, Inc. is the general partner of PRM, and also owns a minority stake in PRM. Putnam Retail Management GP, Inc. is a wholly-owned subsidiary of Putnam Investments. The address of PRM and Putnam Retail Management GP, Inc. is One Post Office Square, Boston, Massachusetts 02109.

For its most recent fiscal year, the fund paid PRM aggregate fees of $5,053,278 representing payments under the fund’s distribution plans for its several classes of shares.

Limitation of Trustee liability. Your fund’s Declaration of Trust provides that the fund will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the fund, except if it is determined in the manner specified in the Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the fund or that such indemnification would relieve any officer or Trustee of any liability to the fund or its shareholders arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties. Your fund, at its expense, provides liability insurance for the benefit of its Trustees and officers.

Officers and other information. All of the officers of your fund, with the exception of George Putnam, III, the fund’s President, are employees of Putnam Management or its affiliates or serve on the staff of the Office of the Trustees. Because of their positions with Putnam Management or its affiliates or their ownership of stock of Marsh & McLennan Companies, Inc., the parent corporation of Putnam Investments Trust and indirectly of Putnam Investments, Messrs. Haldeman and Putnam, III, as well as the other officers of your fund, except those who serve on the staff of the Office of the Trustees, will benefit from the management fees, distribution fees, custodian fees, and investor servicing fees paid or allowed by the fund. In addition to Mr. Putnam, III, the other officers of your fund are as follows:

Name, Year of birth	Year first	Business experience
Office with the fund	elected to	during past 5 years
office

Charles E. Porter (Born	1989	Executive Vice President, Associate
1938)*		Treasurer, Principal
Executive Vice President,		Executive Officer and Compliance
Associate Treasurer, Principal		Liaison, The Putnam Funds
Executive Officer and
Compliance Liaison

Jonathan S. Horwitz (Born	2004	Senior Vice President and
1955)*		Treasurer, The Putnam Funds.
Senior Vice President and		Prior to 2004, Mr. Horwitz was a
Treasurer		Managing Director at Putnam
Investments

Steven D. Krichmar (Born	2002	Senior Managing Director, Putnam
1958)		Investments. Prior to 2001, Mr.
Vice President and Principal		Krichmar was a Partner at
Financial Officer		PricewaterhouseCoopers, LLP

Michael T. Healy (Born 1958)	2000	Managing Director, Putnam
Assistant Treasurer and		Investments
Principal Accounting Officer

Janet C. Smith (Born 1965)	2006	Managing Director, Putnam
Assistant Treasurer		Investments

Beth Mazor (Born 1958)	2002	Managing Director, Putnam
Vice President		Investments

Mark C. Trenchard (Born	2002	Managing Director, Putnam
1962)		Investments
Vice President and
BSA Compliance Officer

Francis J. McNamara, III	2004	Senior Managing Director, Putnam
(Born 1955)		Investments, Putnam Management
Vice President and Chief		and Putnam Retail Management.
Legal Officer		Prior to 2004, Mr. McNamara was
General Counsel of State Street
Research & Management

Charles A. Ruys de Perez	2004	Managing Director, Putnam
(Born 1957)		Investments
Vice President and Chief
Compliance Officer

James P. Pappas (Born 1953)	2004	Managing Director, Putnam
Vice President		Investments and Putnam
		Management. During 2002, Mr.
		Pappas was Chief Operating Officer
		of Atalanta/Sosnoff Management
		Corporation. Prior to 2001 he was
		President and Chief Executive
		Officer of UAM Investment
		Services, Inc.

Richard S. Robie III (Born	2004	Senior Managing Director, Putnam
1960)		Investments, Putnam
Vice President		Management and Putnam Retail
		Management. Prior to 2003, Mr.
		Robie was Senior Vice President of
		United Asset Management
		Corporation

Judith Cohen (Born 1945)*	1993	Vice President, Clerk and Assistant
Vice President, Clerk and		Treasurer, The Putnam Funds
Assistant Treasurer

Wanda M. McManus (Born	1993	Vice President, Senior Associate
1947)*		Treasurer and Assistant Clerk, The
Vice President, Senior		Putnam Funds
Associate Treasurer and
Assistant Clerk

Nancy E. Florek (Born	2000	Vice President, Assistant Clerk,
1957)*		Assistant Treasurer and Proxy
Vice President, Assistant		Manager, The Putnam Funds
Clerk, Assistant Treasurer and
Proxy Manager

* Officers of the fund who are members of the Trustees’ independent administrative staff. Compensation for these individuals is fixed by the Trustees and reimbursed to Putnam Management.

Net assets of your fund as of September 30, 2006 - $837,503,280

[Shares outstanding of your fund as of October 16, 2006]

---------------------------------------------------------------------

Class A shares	shares
Class B shares	shares

Class C shares	shares
Class M shares	shares
Class R shares	shares
Class Y shares	shares

5% beneficial ownership:

As of September 30, 2006, the officers and Trustees of the fund as a group owned less than 1% of the outstanding shares of each class of the fund, and, except as noted below, no person owned of record or to the knowledge of the fund beneficially 5% or more of any class of shares of the fund.

Class	Shareholder name and address		Percentage owned

A	Edward D. Jones & Co.	201	11.60%
	Progress Pkwy. Maryland Heights	Mo. 63043-
	3003

B	Edward D. Jones & Co.	201	5.40%
	Progress Pkwy. Maryland Heights	Mo. 63043-
	3003

C	Merrill, Lynch , Pierce, Fenner & Smith	4800	6.10%
	Deer Lake Dr. E. Jacksonville	Fl. 32246-
	6484

M	Edward D. Jones & Co.	201	8.60%
	Progress Pkwy. Maryland Heights	Mo. 63043-
	3003

R	Transamerica Life Insurance	1150 S.	86.70%
	Olive St. Los Angeles	Ca. 90015-
	2211

Y*	Marsh McLennan Supplemental Retirement Plan 1166		48.98%
	Avenue of the Americas New York, N.Y. 10036-2774

Y*	Ardent Health Services		25.71%

Y**	Putnam Investments Profit Sharing Plan		7.83%

Y*	United States Filter Corporation Retirement Savings		6.6%
	Plan

Y*	Lovelace Pension Plan		5.76%

* The address for the name listed is: c/o Mercer Trust Company, as trustee or agent, Investors Way, Norwood, MA 02062.

** The address for the name listed is: c/o Putnam Fiduciary Trust Company, as trustee or agent, One Post Office Square, Boston, MA 02109.

APPENDIX A

Other Information about Fund Contracts with Putnam Management

The Fund’s Management Contract

Under a management contract between your fund and Putnam Management, subject to such policies as the Trustees may determine, Putnam Management, at its expense, furnishes continuously an investment program for the fund and makes investment decisions on behalf of the fund. The management contract for your fund dated April 1, 1997, was last approved by shareholders on February 6, 1997. The contract was submitted to shareholders of the fund at that time for the purpose of instituting the incentive fee component of the management fee. The management contract has not been submitted for approval by the shareholders of your fund since that date.

Subject to the control of the Trustees and under a management contract for the fund, Putnam Management also manages, supervises and conducts the other affairs and business of the fund, furnishes office space and equipment, provides bookkeeping and clerical services (including determination of your fund’s net asset value, but excluding shareholder accounting services) and places all orders for the purchase and sale of your fund’s portfolio securities. Putnam Management may place fund portfolio transactions with broker-dealers that furnish Putnam Management, without cost to it, certain research, statistical and quotation services of value to Putnam Management and its affiliates in advising your fund and other clients. In so doing, Putnam Management may cause a fund to pay greater brokerage commissions than it might otherwise pay.

The base fee payable by the fund to Putnam Management under the contract is as follows:

(a)	0.65% of the first $500 million of the average net asset value of the series;
(b)	0.55% of the next $500 million of such average net asset value;
(c)	0.50% of the next $500 million of such average net asset value;
(d)	0.45% of the next $5 billion of such average net asset value;
(e)	0.425% of the next $5 billion of such average net asset value;
(f)	0.405% of the next $5 billion of such average net asset value;
(g)	0.39% of the next $5 billion of such average net asset value; and
(h)	0.38% of any excess thereafter.

For additional details of Putnam Management’s compensation under the fund’s management contract, see the discussion in Proposal 1 above. Putnam Management’s compensation under the management contract may be reduced in any year if a fund’s expenses exceed the limits on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the fund are qualified for offer or sale. The term “expenses” is defined in the statutes or regulations of such jurisdictions, and generally excludes brokerage commissions, taxes, interest, extraordinary expenses and payments made under the fund’s distribution plans.

Under the fund’s management contract, Putnam Management may reduce its compensation to the extent that a fund’s expenses exceed such lower expense limitation as Putnam Management may, by notice to the fund, declare to be effective. For the purpose of determining any such limitation on Putnam Management’s compensation, expenses of the fund shall not reflect the application of commissions or cash management credits that may reduce designated fund expenses.

In addition to the fee paid to Putnam Management, your fund reimburses Putnam Management for the compensation and related expenses of certain officers of the fund and their assistants who provide certain services for the fund and the other Putnam funds, each of which bears an allocated share of the foregoing costs. The aggregate amount of all such payments and reimbursements is determined annually by the Trustees.

Putnam Management pays all other salaries of officers of the fund. The fund pays all expenses not assumed by Putnam Management including, without limitation, auditing, legal, custodial, investor servicing and shareholder reporting expenses. The fund pays the cost of typesetting for its prospectuses and the cost of printing and mailing any prospectuses sent to its shareholders.

The fund’s management contract provides that Putnam Management shall not be subject to any liability to a fund or to any shareholder of the fund for any act or omission in the course of or connected with rendering services to a fund in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties on the part of Putnam Management.

The fund’s management contract may be terminated without penalty by vote of the Trustees or the shareholders of your fund, or by Putnam Management, on 30 days’ written notice. It may be amended only by a vote of the shareholders of the fund. The fund’s management contract also terminates without payment of any penalty in the event of its assignment. The fund’s management contract provides that it will continue in effect only so long as such continuance is approved at least annually by vote of either the Trustees or the shareholders, and, in either case, by a majority of the Trustees who are not “interested persons” of Putnam Management or the fund. In each of the foregoing cases, the vote of the shareholders is the affirmative vote of a “majority of the outstanding voting securities” as defined in the Investment Company Act of 1940.

The management contract for your fund also serves as the management contract for certain other series of Putnam Investment Funds, of which Putnam Research Fund is also a series. Except for terms relating to the calculation of management fees payable under the contract, all terms of the contract apply equally to each individual fund covered by the contract. Amendment of the contract with respect to your fund can only be accomplished by vote of the shareholders of your fund. [The proposed amended management contract for your fund covers only your fund. Terms other than those addressing the payment of management fees by your fund are identical to those in the current management contract.]

The Fund’s Sub-Management Contract

Putnam Management has retained its affiliate, Putnam Investments Limited (“PIL”), to manage a separate portion of the assets of your fund as determined by Putnam Management from time to time. Subject to the supervision of Putnam Management, PIL is responsible for making investment decisions for the portion of the assets of your fund that it manages.

PIL provides a full range of international investment advisory services to institutional and retail clients. PIL’s address is Cassini House, 57–59 St James’s Street, London, England, SW1A 1LD.

Putnam Management (and not the fund) pays a quarterly sub-management fee to PIL for its services at the annual rate of 0.35% of the average aggregate net asset value of the portion of the assets of the fund that may be managed by PIL from time to time.

Under the terms of each sub-management contract, PIL, at its own expense, furnishes continuously an investment program for that portion of your fund that is allocated to PIL from time to time by Putnam Management and makes investment decisions on behalf of such portion of your fund, subject to the supervision of Putnam Management. Putnam Management may also, at its discretion, request PIL to provide assistance with purchasing and selling securities for your fund, including placement of orders with certain broker-dealers. PIL, at its expense, furnishes all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties.

The fund’s sub-management contract provides that PIL shall not be subject to any liability to Putnam Management, the fund or any shareholder of the fund for any act or omission in the course of or connected with rendering services to the fund in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties on the part of PIL.

The fund’s sub-management contract may be terminated with respect to the fund without penalty by vote of the Trustees or the shareholders of the fund, or by PIL or Putnam Management, on 30 days’ written notice. The sub-management contract also terminates without payment of any penalty in the event of its assignment. Subject to applicable law, it may be amended by a majority of the Trustees who are not “interested persons” of Putnam Management or the fund. The sub-management contract provides that it will continue in effect only so long as such continuance is approved at least annually by vote of either the Trustees or the shareholders, and, in either case, by a majority of the Trustees who are not “interested persons” of Putnam Management or your fund. In each of the foregoing cases, the vote of the shareholders is the affirmative vote of a “majority of the outstanding voting securities” as defined in the Investment Company Act of 1940.

Previous approval of management contract

As discussed in Proposal 1 of this proxy statement, the approval by the Trustees in October 2006 of the proposed amended management contract for your fund was preceded in June 2006 by their approval of the continuance of the current management contract. The discussion below provides a detailed summary of the considerations taken by the Trustees in approving the continuance of the current management contract.

General conclusions

The Board of Trustees of the Putnam funds oversees the management of each fund and, as required by law, determines annually whether to approve the continuance of your fund’s management contract with Putnam Management. In this regard, the Board of Trustees, with the assistance of its Contract Committee consisting solely of Trustees who are not “interested persons” (as such term is defined in the Investment Company Act of 1940, as amended) of the Putnam funds (the “Independent Trustees”), requests and evaluates all information it deems reasonably necessary under the circumstances. Over the course of several months ending in June 2006, the Contract Committee met four times to consider the information provided by Putnam Management and other information developed with the assistance of the Board’s independent counsel and independent staff. The Contract Committee reviewed and discussed key aspects of this information with all of the Independent Trustees. Upon completion of this review, the Contract Committee recommended, and the Independent Trustees approved, the continuance of your fund’s management contract, effective July 1, 2006.

This approval was based on the following conclusions:

That the fee schedule in effect for your fund represents reasonable compensation in light of the nature and quality of the services being provided to the fund, the fees paid by competitive funds and the costs incurred by Putnam Management in providing such services, and

That such fee schedule represents an appropriate sharing between fund shareholders and Putnam Management of such economies of scale as may exist in the management of the fund at current asset levels.

These conclusions were based on a comprehensive consideration of all information provided to the Trustees and were not the result of any single factor. Some of the factors that figured particularly in the Trustees’ deliberations and how the Trustees considered these factors are described below, although individual Trustees may have evaluated the information presented differently, giving different weights to various factors. It is also important to recognize that the fee arrangements for your fund and the other Putnam funds are the result of many years of review and discussion between the Independent Trustees and Putnam Management, that certain aspects of such arrangements may receive greater scrutiny in some years than others, and that the Trustees’ conclusions may be based, in part, on their consideration of these same arrangements in prior years.

Management fee schedules and categories; total expenses

The Trustees reviewed the management fee schedules in effect for all Putnam funds, including fee levels and breakpoints, and the assignment of funds to particular fee categories. In reviewing fees and expenses, the Trustees generally focused their attention on material changes in circumstances—for example, changes in a fund’s size or investment style, changes in Putnam Management’s operating costs, or changes in competitive practices in the mutual fund industry—that suggest that consideration of fee changes might be warranted. The Trustees concluded that the circumstances did not warrant changes to the management fee structure of your fund, which had been carefully developed over the years, re-examined on many occasions and adjusted where appropriate. The Trustees focused on two areas of particular interest, as discussed further below:

Competitiveness. The Trustees reviewed comparative fee and expense information for competitive funds, which indicated that, in a custom peer group of competitive funds selected by Lipper Inc., your fund ranked in the 3rd percentile in management fees and in the 17th percentile in total expenses (less any applicable 12b-1 fees) as of December 31, 2005 (the first percentile being the least expensive funds and the 100th percentile being the most expensive funds).  (Because the fund’s custom peer group is smaller than the fund’s broad Lipper Inc. peer group, this expense information may differ from the Lipper peer expense information found elsewhere in this report.) The Trustees noted that expense ratios for a number of Putnam funds, which show the percentage of fund assets used to pay for management and administrative services, distribution (12b-1) fees and other expenses, had been increasing recently as a result of declining net assets and the natural operation of fee breakpoints.

The Trustees noted that the expense ratio increases described above were currently being controlled by expense limitations implemented in January 2004 and which Putnam Management, in consultation with the Contract Committee, has committed to maintain at least through 2007. These expense limitations give effect to a commitment by Putnam Management that the expense ratio of each open-end fund would be no higher than the average expense ratio of the competitive funds included in the fund’s relevant Lipper universe (exclusive of any applicable 12b-1 charges in each case). The Trustees observed that this commitment to limit fund expenses has served shareholders well since its inception. In order to ensure that the expenses of the Putnam funds continue to meet evolving competitive standards, the Trustees requested, and Putnam Management agreed, to implement an additional expense limitation for certain funds for the twelve months beginning January 1, 2007 equal to the average expense ratio (exclusive of 12b-1 charges) of a custom peer group of competitive funds selected by Lipper based on the size of the fund. This additional expense limitation will be applied to those open-end funds that had above-average expense ratios (exclusive of 12b-1 charges) based on the Lipper custom peer group data for the period ended December 31, 2005. This additional expense limitation will not be applied to your fund.

Economies of scale. Your fund currently has the benefit of breakpoints in its management fee that provide shareholders with significant economies of scale, which means that the effective management fee rate of a fund (as a percentage of fund assets) declines as a fund grows in size and crosses specified asset thresholds. Conversely, as a fund shrinks in size—as has been the case for many Putnam funds in recent years—these breakpoints result in increasing fee levels. In recent years, the Trustees have examined the operation of the existing breakpoint structure during periods of both growth and decline in asset levels. The Trustees concluded that the fee schedules in effect for the funds represented an appropriate sharing of economies of scale at current asset levels. In reaching this conclusion, the Trustees considered the Contract Committee’s stated intent to continue to work with Putnam Management to plan for an eventual resumption in the growth of assets, including a study of potential economies that might be produced under various growth assumptions.

In connection with their review of the management fees and total expenses of the Putnam funds, the Trustees also reviewed the costs of the services to be provided and profits to be realized by Putnam Management and its affiliates from the relationship with the funds. This information included trends in revenues, expenses and profitability of Putnam Management and its affiliates relating to the investment management and distribution services provided to the funds. In this regard, the Trustees also reviewed an analysis of Putnam Management’s revenues, expenses and profitability with respect to the funds’ management contracts, allocated on a fund-by-fund basis. Because many of the costs incurred by Putnam Management in managing the funds are not readily identifiable to particular funds, the Trustees observed that the methodology for allocating costs is an important factor in evaluating Putnam Management’s costs and profitability, both as to the Putnam funds in the aggregate and as to individual funds. The Trustees reviewed Putnam Management’s cost allocation methodology with the assistance of independent consultants and concluded that this methodology was reasonable and well-considered.

Investment performance

The quality of the investment process provided by Putnam Management represented a major factor in the Trustees’ evaluation of the quality of services provided by Putnam Management under your fund’s management contract. The Trustees were assisted in their review of the Putnam funds’ investment process and performance by the work of the Investment Process Committee of the Trustees and the Investment Oversight Committee of the Trustees, which meet on a regular monthly basis with the funds’ portfolio teams throughout the year. The Trustees concluded that Putnam Management generally provides a high-quality investment process—as measured by the experience and skills of the individuals assigned to the management of fund portfolios, the resources made available to such personnel, and in general the ability of Putnam Management to attract and retain high-quality personnel—but also recognize that this does not guarantee favorable investment results for every fund in every time period. The Trustees considered the investment performance of each fund over multiple time periods and considered information comparing each fund’s performance with various benchmarks and with the performance of competitive funds.

The Trustees noted the satisfactory investment performance of many Putnam funds. They also noted the disappointing investment performance of certain funds in recent years and discussed with senior management of Putnam Management the factors contributing to such underperformance and actions being taken to improve performance. The Trustees recognized that, in recent years, Putnam Management has made significant changes in its investment personnel and processes and in the fund product line to address areas of underperformance. In particular, they noted the important contributions of Putnam Management’s leadership in attracting, retaining and supporting high-quality investment professionals and in systematically implementing an investment process that seeks to merge the best features of fundamental and quantitative analysis. The Trustees indicated their intention to continue to monitor performance trends to assess the effectiveness of these changes and to evaluate whether additional changes to address areas of underperformance are warranted.

In the case of your fund, the Trustees considered that your fund’s class A share cumulative total return performance at net asset value was in the following percentiles of its Lipper Inc. peer group (Lipper Large-Cap Core Funds) for the one-, three- and five-year periods ended March 31, 2006 (the first percentile being the best performing funds and the 100th percentile being the worst performing funds):

One-year period	Three-year period	Five-year period

57	47	60

As a general matter, the Trustees concluded that cooperative efforts between the Trustees and Putnam Management represent the most effective way to address investment performance problems. The Trustees noted that investors in the Putnam funds have, in effect, placed their trust in the Putnam organization, under the oversight of the funds’ Trustees, to make appropriate decisions regarding the management of the funds. Based on the responsiveness of Putnam Management in the recent past to Trustee concerns about investment performance, the Trustees concluded that it is preferable to seek change within Putnam Management to address performance shortcomings. In the Trustees’ view, the alternative of terminating a management contract and engaging a new investment adviser for an underperforming fund would entail significant disruptions and would not provide any greater assurance of improved investment performance.

Brokerage and soft-dollar allocations; other benefits

The Trustees considered various potential benefits that Putnam Management may receive in connection with the services it provides under the management contract with your fund. These include benefits related to brokerage and soft-dollar allocations, whereby a portion of the commissions paid by a fund for brokerage may be used to acquire research services that may be useful to Putnam Management in managing the assets of the fund and of other clients. The Trustees indicated their continued intent to monitor the potential benefits associated with the allocation of fund brokerage to ensure that the principle of seeking “best price and execution” remains paramount in the portfolio trading process.

The Trustees’ annual review of your fund’s management contract also included the review of its distributor’s contract and distribution plan with Putnam Retail Management Limited Partnership and the custodian agreement and investor servicing agreement with Putnam Fiduciary Trust Company, all of which provide benefits to affiliates of Putnam Management.

In addition to the considerations discussed above, the Trustees, in approving the continuance of your fund’s management contract, also considered the status of Putnam

Management’s settlement discussions with the SEC concerning the SEC’s inquiry into the structure of the fund’s management fee.

Comparison of retail and institutional fee schedules

The information examined by the Trustees as part of their annual contract review has included for many years information regarding fees charged by Putnam Management and its affiliates to institutional clients such as defined benefit pension plans, college endowments, etc. This information included comparison of such fees with fees charged to the funds, as well as a detailed assessment of the differences in the services provided to these two types of clients. The Trustees observed, in this regard, that the differences in fee rates between institutional clients and the mutual funds are by no means uniform when examined by individual asset sectors, suggesting that differences in the pricing of investment management services to these types of clients reflect to a substantial degree historical competitive forces operating in separate market places. The Trustees considered the fact that fee rates across all asset sectors are higher on average for mutual funds than for institutional clients, as well as the differences between the services that Putnam Management provides to the Putnam funds and those that it provides to institutional clients of the firm, but did not rely on such comparisons to any significant extent in concluding that the management fees paid by your fund are reasonable.

Previous approval of sub-management contract

In September 2006, the Trustees approved a sub-management contract between Putnam Management and Putnam Investments Limited, an affiliate of Putnam Management. The Contract Committee reviewed information provided by Putnam Management and PIL and, upon completion of this review, recommended and the Independent Trustees approved your fund’s sub-management contract, effective September 15, 2006.

The Trustees considered numerous factors they believe relevant in approving your fund’s sub-management contract, including Putnam Management’s belief that the interest of shareholders would be best served by utilizing investment professionals in Putnam’s London office to manage a portion of your fund’s assets and PIL’s expertise in managing assets invested in European markets. The Trustees also considered that United Kingdom securities laws require a sub-advisory relationship between Putnam Management and PIL in order for Putnam’s investment professionals in London to be involved in the management of your fund. The Trustees noted that Putnam Management, and not your fund, would pay the sub-management fee to PIL for its services and that the sub-management relationship with PIL will not reduce the nature, quality or overall level of service provided to your fund.

Other Funds Managed by Putnam Management

Putnam Management also serves as the investment adviser of other registered investment companies. The table below identifies those funds managed by Putnam Management with investment objectives similar to your fund and provides information about the management fees those funds have paid to Putnam Management. For each fund listed below, the management fee rate given reflects expenses waived and/or reimbursed pursuant to one or more contractual expense limitations in effect during the fund’s last fiscal year.

	Effective	Approximate Net
	Management Fee	Assets as of
	Rate* at Fund’s	September 30,
	Last Fiscal Year	2006 (in
Fund	End (%)	thousands)

Putnam Asset Allocation: Growth Portfolio	0.57	$1,992.76

Putnam Asset Allocation: Balanced
Portfolio	0.60	$1,866.61

Putnam Capital Appreciation Fund	0.62	$630.53

Putnam Capital Opportunities Fund	0.59	$1,085.56

Putnam Classic Equity Fund	0.60	$747.85

Putnam Discovery Growth Fund	0.61	$844.59

Putnam Europe Equity Fund	0.74	$510.74

Putnam Global Equity Fund	0.67	$1,977.59

Putnam Global Natural Resources Fund	0.70	$601.42

Putnam Health Sciences Trust	0.56	$2,417.35

Putnam International Capital Opportunities
Fund	0.92	$1,562.45

Putnam International Equity Fund	0.57	$6,549.18

Putnam International New Opportunities
Fund	0.92	$760.82

Putnam Mid Cap Value Fund	0.66	$924.68

Putnam New Opportunities Fund	0.52	$4,660.53

Putnam New Value Fund	0.60	$1,977.41

Putnam OTC & Emerging Growth Fund	0.61	$694.71

Putnam Small Cap Growth Fund	0.85	$493.04

Putnam Small Cap Value Fund	0.76	$753.81

Putnam Tax Smart Equity Fund	0.70	$266.58

Putnam Vista Fund	0.51	$2,429.24

Putnam Voyager Fund	0.50	$8,420.21

Putnam VT Capital Appreciation Fund	0.53	$49.66

Putnam VT Capital Opportunities Fund	0.41	$43.25

Putnam VT Discovery Growth Fund	0.41	$36.14

Putnam VT Global Asset Allocation Fund	0.69	$392.76

Putnam VT Global Equity Fund	0.78	$576.47

Putnam VT Growth Opportunities Fund	0.58	$49.84

Putnam VT Health Sciences Fund	0.70	$287.29

Putnam VT International Equity Fund	0.75	$1,143.61

Putnam VT International New
Opportunities Fund	0.96	$272.30

Putnam VT Mid Cap Value Fund	0.68	$89.94

Putnam VT New Opportunities Fund	0.61	$1,295.33

Putnam VT New Value Fund	0.68	$652.38

Putnam VT OTC & Emerging Growth	0.69	$79.58

Fund

Putnam VT Research Fund	0.65	$177.71

Putnam VT Small Cap Value Fund	0.76	$894.55

Putnam VT Vista Fund	0.65	$426.25

Putnam VT Voyager Fund	0.57	$1,863.02

* As a percentage of average annual net assets.

APPENDIX B

PROPOSED AMENDED MANAGEMENT CONTRACT

PUTNAM INVESTMENT FUNDS
(Putnam Research Fund)

1. MANAGEMENT CONTRACT

Management Contract dated as of ____________, 200_ between PUTNAM INVESTMENT FUNDS, a Massachusetts business trust (the "Trust") on behalf of its series, Putnam Research Fund (the “Fund’), and PUTNAM INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company (the "Manager").

WITNESSETH:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

1. SERVICES TO BE RENDERED BY MANAGER TO FUND.

(a) The Manager, at its expense, will furnish continuously an investment program for the Fund, will determine what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held uninvested and shall, on behalf of the Fund, make changes in such investments. Subject always to the control of the Trustees of the Trust and except for the functions carried out by the officers and personnel referred to in Section 1(d), the Manager will also manage, supervise and conduct the other affairs and business of the Fund and matters incidental thereto. In the performance of its duties, the Manager will comply with the provisions of the Agreement and Declaration of Trust and By-Laws of the Trust and the stated investment objectives, policies and restrictions of the Fund, and will use its best efforts to safeguard and promote the welfare of the Fund and to comply with other policies which the Trustees may from time to time determine and shall exercise the same care and diligence expected of the Trustees.

(b) The Manager, at its expense, except as such expense is paid by the Fund as provided in Section 1(d), will furnish (1) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully; (2) suitable office space for the Fund; and (3) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the affairs of the Fund, including determination of the net asset value of the Fund, but excluding shareholder accounting services. Except as otherwise provided in Section 1(d), the Manager will pay the compensation, if any, of the officers of the Fund.

(c) The Manager, at its expense, shall place all orders for the purchase and sale of portfolio investments for the Fund's account with brokers or dealers selected by the Manager. In the selection of such brokers or dealers and the placing of such orders, the Manager shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Manager, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Trust may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Fund and to other clients of the Manager as to which the Manager exercises investment discretion. The Manager agrees that in connection with purchases or sales of portfolio investments for the Fund's account, neither the Manager nor any officer, director, employee or agent of the Manager shall act as a principal or receive any commission other than as provided in Section 3.

(d) The Fund will pay or reimburse the Manager for the compensation in whole or in part of such officers of the Fund and persons assisting them as may be determined from time to time by the Trustees of the Trust. The Trust will also pay or reimburse the Manager for all or part of the cost of suitable office space, utilities, support services and equipment attributable to such officers and persons, as may be determined in each case by the Trustees of the Trust. The Trust will pay the fees, if any, of the Trustees of the Trust.

(e) The Manager shall pay all expenses incurred in connection with the organization of the Fund and the initial public offering and sale of its shares of beneficial interest, provided that upon the issuance and sale of such shares to the public pursuant to the offering, and only in such event, the Fund shall become liable for, and to the extent requested reimburse the Manager for, registration fees payable to the Securities and Exchange Commission and for an additional amount not exceeding $125,000 as its agreed share of such expenses.

(f) The Manager shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Manager pursuant to this Section 1 other than as provided in Section 3.

2. OTHER AGREEMENTS, ETC.

It is understood that any of the shareholders, Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, the Manager, and in any person controlled by or under common control with the Manager, and that the Manager and any person controlled by or under common control with the Manager may have an interest in the Fund. It is also understood that the Manager and any person controlled by or under common control with the Manager have and may have advisory, management, service or other contracts with other organizations and persons, and may have other interests and business.

3. COMPENSATION TO BE PAID BY THE FUND TO THE MANAGER.

The Fund will pay to the Manager as compensation for the Manager's services rendered, for the facilities furnished and for the expenses borne by the Manager pursuant to paragraphs (a), (b), (c) and (e) of Section 1, a fee, computed and paid quarterly at the following annual rates for the Fund (the “Base Fee”):

(a) 0.65% of the first $500 million of the average net asset value of the Fund; (b) 0.55% of the next $500 million of such average net asset value;
(c) 0.50% of the next $500 million of such average net asset value;
(d) 0.45% of the next $5 billion of such average net asset value;
(e)  0.425% of the next $5 billion of such average net asset value;
(f)  0.405% of the next $5 billion of such average net asset value;
(g) 0.39% of the next $5 billion of such average net asset value; and
(i) 0.38% of any excess thereafter;

provided, however, that for the period beginning on the date of this Contract and ending on _____________, 200_ [date that is at least 18 months after the date of the Contract] (the “Interim Period”) the fee, computed and paid quarterly to the Manager shall be calculated as set forth in Appendix A to this Contract.

Except as set forth in Appendix A during the Interim Period, such average net asset value shall be determined by taking an average of all of the determinations of such net asset value during such quarter at the close of business on each business day during such quarter while this Contract is in effect. Such fee shall be payable for each fiscal quarter within 30 days after the close of such quarter.

The fees payable by the Fund to the Manager pursuant to this Section 3 shall be reduced by any commissions, fees, brokerage or similar payments received by the Manager or any affiliated person of the Manager in connection with the purchase and sale of portfolio investments of the Fund, less any direct expenses approved by the Trustees incurred by the Manager or any affiliated person of the Manager in connection with obtaining such payments.

In the event that expenses of the Fund for any fiscal year should exceed the expense limitation on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer or sale, the compensation due the Manager for such fiscal year shall be reduced by the amount of excess by a reduction or refund thereof. In the event that the expenses of the Fund exceed any expense limitation which the Manager may, by written notice to the Fund, voluntarily declare to be effective subject to such terms and conditions as the Manager may prescribe in such notice, the compensation due the Manager shall be reduced, and, if necessary, the Manager shall assume expenses of the Fund to the extent required by the terms and conditions of such expense limitation.

If the Manager shall serve for less than the whole of a quarter, the foregoing compensation shall be prorated.

4.	ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS OF THIS CONTRACT.

This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment; and this Contract shall not be amended as to the Fund unless such amendment be approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager.

5. EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.

This Contract shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

(a) Either party hereto may at any time terminate this Contract by not more than sixty days' nor less than thirty days' written notice delivered or mailed by registered mail, postage prepaid, to the other party, or

(b) If (i) the Trustees of the Fund or the shareholders by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Contract, then this Contract shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later.

Action by the Fund under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

Termination of this Contract pursuant to this Section 5 will be without the payment of any penalty.

6. CERTAIN DEFINITIONS.

For the purposes of this Contract, the "affirmative vote of a majority of the outstanding shares" of the Fund means the affirmative vote, at a duly called and held meeting of shareholders of the Fund, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

For the purposes of this Contract, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940 and the Rules and Regulations thereunder (the "1940 Act"), subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act, and the Rules and Regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

7. NON-LIABILITY OF MANAGER.

In the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager, or reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to any liability to the Fund or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

8. LIMITATION OF LIABILITY OF THE TRUSTEES, OFFICERS, AND SHAREHOLDERS.

A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, PUTNAM INVESTMENT FUNDS and PUTNAM INVESTMENT MANAGEMENT, LLC have each caused this instrument to be signed in duplicate in its behalf by its President or another officer thereunto duly authorized, all as of the day and year first above written.

PUTNAM INVESTMENT FUNDS,
on behalf of its series, Putnam Research Fund

By:
___________________________
Name:
Title:

PUTNAM INVESTMENT MANAGEMENT, LLC

By:
___________________________
Name:
Title:

APPENDIX A

Compensation during Interim Period

During the Interim Period, the fee computed and paid quarterly to the Manager shall be the lesser of the following amounts (the “Interim Base Fee”):

(a) the Base Fee (expressed in dollars); and

(b) the fee (expressed in dollars) computed using the annual rates set forth in Section 3 above of the average net asset value of the Fund for the most recently completed calendar quarter (the “Alternative Base Fee”); provided, however, that during any period when a fiscal quarter of the Fund does not coincide with the end of a calendar quarter, the Interim Base Fee for such fiscal quarter shall be calculated as follows (the “Adjusted Interim Base Fee”):

(i) after the end of a fiscal quarter, the Base Fee for such fiscal quarter and for the immediately preceding fiscal quarter shall be calculated, and each such Base Fee shall be divided by the respective number of calendar days in such quarter to calculate a daily amount, which shall then be multiplied by the number of calendar days in each respective month of such fiscal quarter to establish a base amount attributable to each such month (each, a “Monthly Base Fee Amount”);

(ii) if the sum of the Monthly Base Fee Amounts (calculated in accordance with (i) above) for the three months in such fiscal quarter and the immediately preceding fiscal quarter that are also months in the most recently completed calendar quarter (the “Aggregate Monthly Base Fee”) is greater than the Alternative Base Fee for such calendar quarter, the Adjusted Interim Base Fee for such fiscal quarter shall equal (A) the Base Fee for such fiscal quarter, minus (B) the difference between the Aggregate Monthly Base Fee and the Alternative Base Fee for such calendar quarter; and

(iii) if the Alternative Base Fee for the most recently completed calendar quarter is greater than the Aggregate Monthly Base Fee for such calendar quarter, the Adjusted Interim Base Fee for such fiscal quarter shall equal the Base Fee for such fiscal quarter;

provided, further, that the following amounts shall be computed and the Interim Base Fee, or during any period when a fiscal quarter of the Fund does not coincide with the end of a calendar quarter the Adjusted Interim Base Fee, for each fiscal quarter shall be reduced by one of the following two amounts (expressed in dollars), if any, that results in the greatest negative adjustment to such Interim Base Fee or Adjusted Interim Base Fee, as the case may be (the “Performance Adjustment”):

(x) an amount shall be calculated by multiplying (A) the average net asset value of the Fund for the most recently completed calendar quarter, by (B) 0.01% for each full 1% increment in excess of 3% (with fractional amounts rounded to the nearest whole number) by which the Fund’s cumulative return (calculated in accordance with regulations of the Securities and Exchange Commission) over the 36-month period ending on the last day of the month immediately preceding the first month of such calendar quarter is exceeded by the cumulative change in value (expressed as a percentage) of the Standard & Poor’s 500 Composite Stock Price Index (with dividends reinvested) over the same period, provided that the maximum Performance Adjustment under this subparagraph (x) shall not exceed in the aggregate 0.07% of average net asset value of the Fund for the most recently completed calendar quarter; and

(y) an amount shall be calculated by multiplying (A) the average net asset value of the Fund for the 36-month period ending on the last day of the most recently completed calendar quarter, by (B) 0.01% for each full 1% increment in excess of 3% (with fractional amounts rounded to the nearest whole number) by which the Fund’s cumulative return (calculated in accordance with regulations of the Securities and Exchange Commission) over the 36-month period ending on the last day of such calendar quarter is exceeded by the cumulative change in value (expressed as a percentage) of the Standard & Poor’s 500 Composite Stock Price Index (with dividends reinvested) over the same period, provided that the maximum Performance Adjustment under this subparagraph (y) shall not exceed in the aggregate 0.07% of average net asset value of the Fund for the 36-month period ending on the last day of the most recently completed calendar quarter.

For purposes of calculating the percentages under subparagraphs (x)(B) and (y)(B) above, the Fund’s cumulative return for any relevant period shall equal the change, expressed as a percentage, in the Fund’s net asset value per share, including the value of any distributions of net realized capital gains or net investment income and capital gains taxes paid or payable on undistributed realized long-term capital gains, over such period.

With respect to the Interim Period and the calculations described in this Appendix A, such average net asset value shall be determined by taking an average of all of the determinations of such net asset value during such fiscal or calendar quarter or other period, as the case may be, at the close of business on each business day during such fiscal or calendar quarter or other period, as the case may be, while this Contract is in effect.

P U T N A M INVESTMENTS

The Putnam Funds
One Post Office Square
Boston, Massachusetts 02109
Toll-free 1-800-225-1581

xxxxx x/xx

To vote by mail	To vote by telephone	To vote on the web
Read the proxy statement.	Read the proxy statement and	Read the proxy statement and have the
Check the appropriate box	have the proxy ballot at hand.	proxy ballot at hand.
on the reverse side.	Call 1-888-221-0697.
Go to www.proxyweb.com/Putnam.
Sign and date the proxy ballot.	Follow the automated
	telephone directions.	Follow the instructions on the site.
Return the proxy ballot in the
envelope provided.	There is no need for you to	There is no need for you to return your
	return your proxy ballot.	proxy ballot.

PUTNAM RESEARCH FUND

By signing below, you as a Putnam fund shareholder, appoint Trustees John A. Hill and Robert E. Patterson, and each of them separately, with power of substitution to each, to be your proxies. You are empowering them to vote your Putnam fund shares on your behalf at the meeting of the shareholders of Putnam Research Fund. The meeting will take place on December 14, 2006 at 11:00 a.m., Boston time, and may be adjourned to later times or dates. Your vote is being solicited on behalf of the Trustees. When you complete and sign the proxy ballot, your proxies will vote exactly as you have indicated on the other side of this card. If you simply sign the proxy ballot, or don’t vote on a specific proposal, your shares will be automatically voted as the Trustees recommend. Your proxies are also authorized to vote at their discretion on any other matter that arises at the meeting or any adjournment of the meeting.

Sign your name exactly as it appears on this card. If you own shares jointly, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer’s office. If you are a partner, sign in the partnership name.

Proposals	Please vote by filling in the appropriate boxes below.

Please vote by filling in the appropriate box below. If you do not mark the proposal, your Proxy will be voted as the Trustees recommend.

THE TRUSTEES RECOMMEND A VOTE FOR PROPOSAL 1.	FOR	AGAINST	ABSTAIN
	□	□	□

1.	Proposal to amend the fund’s management contract to eliminate the incentive fee component of the management fee payable to Putnam Investment Management, LLC.

If you have any questions on this proposal, please call 1-800-780-7316.
Please sign and date the other side of this card.

CUSIP:	BARCODE	TAG ID: 12345678